UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Fahm Street, Savannah, Georgia	31401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2007, Brian Carney was elected by the Board of Directors of Citi Trends, Inc. (the “Company”) to serve as a Class II director.  Mr. Carney’s appointment fills a vacancy on the Board, bringing the total number of directors to five and the independent directors to four.  Mr. Carney will serve on the audit, compensation and nominating and corporate governance committees of the Board.  Mr. Carney will receive the same compensation as the other non-management directors receive, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2007.

Mr. Carney was granted an award of 414 shares of restricted stock under the Company’s 2005 Long Term Incentive Plan.  The restricted stock vests in full on the first anniversary of the grant date, subject to earlier vesting upon a change in control of the Company.

On November 30, 2007, the Company issued a press release announcing Mr. Carney’s election to the Board, which press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: December 3, 2007
	By:	/s/ Bruce D. Smith
		Name:	Bruce D. Smith
		Title:	Chief Financial Officer

 Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 30, 2007